                                                                      EXHIBIT 10

                                LEASE AGREEMENT

                                    Between


                   QUADLAND CORPORATION, an Ohio corporation

                                   LANDLORD,

                                      and

         PETRO STOPPING CENTERS, L.P., a Delaware limited partnership

                                    TENANT



                             Location of Premises:

                              12906 Deshler Road
                             North Baltimore, Ohio



                             "Buckeye Travel Mall"

                                     INDEX
                                     -----


Article                                                     Page
----------------------------------------------------------------

      1    Basic Lease Provisions and Exhibits                3

      2    Demise and Term                                    4

      3    Improvements                                       5

      4    Rent                                               6

      5    Real Estate Taxes and Assessments                  7

      6    Landlord's Covenants and Restrictions              8

      7    Landlord's Warranties and Representations          8

      8    Subordination, Attornment and Non-Disturbance
           Agreement; Estoppel Letters                       13

      9    Force Majeure                                     14

     10    Alterations by Tenant -- Mechanics' Liens         15

     11    Repairs by Landlord and Tenant                    16

     12    Utilities                                         16

     13    Observance of Laws, Regulations, Etc.             16

     14    Assignment                                        17

     15    Insurance and Subrogation                         18

     16    Damage and Destruction                            19

     17    Condemnation                                      20

     18    Signs                                             21

     19    Default                                           21

     20    Purchase Option                                   22

     21    Miscellaneous Provisions                          27

                                LEASE AGREEMENT


     AGREEMENT OF LEASE made effective as of the 4th day of August, 1997 (the "Effective Date"), by and between QUADLAND CORPORATION, an Ohio corporation, whose address is 7041 Truck World Blvd., Hubbard, Ohio 44425 (hereinafter referred to as "Quadland"), EDWARD T. YASECHKO and EDWARD J. YASECHKO (collectively, "Messrs. Yasechko" and together with Quadland, the "Landlord"), whose address is c/o Quadland, 7041 Truck World Blvd., Hubbard, Ohio 44425 and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, with offices at 6080 Surety Drive, El Paso, Texas 79905 (hereinafter referred to as "Tenant").

                             W I T N E S S E T H:

That Landlord, in consideration of the rents and covenants herein set forth, hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises hereinafter described, upon the following terms and conditions:


                                   ARTICLE 1

                      BASIC LEASE PROVISIONS AND EXHIBITS

SECTION 1.01  BASIC LEASE PROVISIONS

     (A) Name and location of Premises: The Buckeye Travel Mall, located at 12906 Deshler Road, North Baltimore, Ohio, 45872, situated on the real property described on Exhibit A attached hereto and made a part hereof, together with the uildings and all other improvements thereon.

     (B) Premises: The Premises consist of the real property described on Exhibit B, containing approximately 50.00 acres of land, more or less (the "Real Property"), and all improvements and buildings situated thereon, including without limitation three (3) Buildings,being the Main Building, the Truck Repair Building, and the Scale Building.

     (C)  Initial Term:  Four (4) years.

     (D) Options to extend Term: Four (4) renewal options of five (5) years each (each a "Renewal Term"), subject to the provisions of Section 2.02 hereof.

     (E) Rent: During the Initial Term of this Lease, Rent shall be Five Hundred Sixty Thousand and No/Dollars ($560,000.00) per year, payable in equal monthly installments of Forty Six Thousand Six Hundred Sixty Seven and No/100 Dollars ($46,667.00). During each Renewal Term, the Rent payable hereunder shall adjust as provided in Article 4 hereof.

SECTION 1.02:  EXHIBITS

     The following Exhibits are attached hereto and made a part hereof:

     Exhibit A:     Legal description of the Premises.

     Exhibit B:     Memorandum of Lease and Purchase Option.

     Exhibit C:     Lender Estoppel and Non-Disturbance
                    Agreement.

     Exhibit D:     Permitted Liens, Encumbrances and Restrictions on
                    the Premises.

     Exhibit E:     Tenant Improvements.

     Exhibit F:     List of registered underground storage and other
                    tanks.

     Exhibit G:     Permitted Exceptions.


                                   ARTICLE 2

                                DEMISE AND TERM

SECTION 2.01:  PREMISES

     (A) Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, including all of Landlord's right, title and interest in and to the Real Property, the Buildings, and all other improvements thereon as shown on Exhibit A, and including the underground storage and other tanks, the related islands, pumps, dispensers and other equipment (the "USTs") described on Exhibit F attached hereto and made a part hereof, together with all easements, rights-of-way, rights of ingress and egress, and appurtenances thereto, and all parking areas used or useful in connection therewith (collectively, the "Premises").

     (B) Upon Tenant paying Rent and performing all of the covenants and conditions set forth herein, Landlord hereby covenants and agrees that Tenant will peacefully and quietly have, hold and enjoy the Premises for the term herein provided.

SECTION 2.02: COMMENCEMENT AND INITIAL TERM DATE. Possession of the Premises shall be delivered to Tenant on or before August 5, 1997. The Initial Term of this Lease shall commence on the date Tenant accepts Landlord's tender of physical possession of the Premises (the "Commencement Date") and shall terminate four (4) years thereafter.

     In the event Tenant attempts but is unable to exercise the Purchase Option as described in Article 20 hereof (the "Purchase Option" or "Option") or if upon the tender of an Exercise Notice (as defined in the Purchase Option provisions) Landlord or Tewel fail or refuse to consummate the closing of the Option, Landlord hereby grants to Tenant, in addition to the Initial Term, the option to renew this

Lease for four (4) additional terms of five (5) years each (each a "Renewal Term"), subject to and on the same terms and conditions as herein provided. Each Renewal Term shall be exercised at the election of Tenant by the tender of written notice of Tenant's intention to extend the this Lease not less than thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Term, as applicable.

SECTION 2.03: MEMORANDUM OF LEASE. Each of the parties hereto agrees to promptly execute and record the Memorandum of Lease and Purchase Option attached hereto as Exhibit B.

SECTION 2.04: EFFECTIVE DATE. Notwithstanding anything to the contrary contained herein, including without limitation that the Commencement Date shall be subsequent to the Effective Date of this Lease, it is the intention of Landlord and Tenant that this Lease be effective between the parties as of the Effective Date and that as of such date, that each of Landlord and Tenant have their respective rights and obligations hereunder.

SECTION 2.05: EQUIPMENT LEASE. Contemporaneously with the execution of this Lease, Tewel Corporation ("Tewel") and Tenant have entered into that certain Equipment Lease (the "Equipment Lease") providing for the lease by Landlord and Tewel to Tenant of all furniture, fixtures, trade fixtures, equipment, machinery, tools, and other personal property therein described (collectively, the "Equipment") located on and used in connection with Premises. It is intended that this Lease be coterminous with the Equipment Lease. Any termination of this Real Property Lease shall automatically be deemed to effect a termination of the Equipment Lease.


                                   ARTICLE 3

                                 IMPROVEMENTS

SECTION 3.01: QUALITY OF IMPROVEMENTS. As of the Commencement Date, the Premises shall include the Real Property, the Buildings and all other improvements and structures situated on the Real Property.

     Landlord hereby represents and warrants to Tenant that as of the Commencement Date, the Buildings and other improvements are in operating condition, order and repair, subject to ordinary wear and tear; that the HVAC, plumbing, electrical, mechanical and other component systems of the Premises and the Buildings are in operating condition, order and repair and capable of being used in the business as presently being conducted without present need for repair or replacement except in the ordinary course of business; that the Buildings and other improvements have been maintained and repaired in accordance with reasonable business practices, consistently applied and in accordance with the terms of all warranties and guarantees; the zoning classification of the Real Property is such that the Real Property may be used as it was used by Landlord immediately prior to the Effective Date of this Lease; the Premises do not, at the Commencement Date, violate in any material respect, any provisions of any applicable building code, fire, health or safety regulation, or other governmental ordinances, orders or regulations, and no condition exists as of the Commencement Date with respect to the Premises which would prevent, or require repair or modification thereof as a prerequisite to, Tenant using the Premises in the ordinary conduct of a full facility truck/auto travel center business, excluding conditions which require repair and maintenance in the ordinary course.

SECTION 3.02: TENANT'S IMPROVEMENTS. Tenant hereby represents and covenants that during the first Lease Year (as hereafter defined) Tenant shall make the Tenant Improvements described on Exhibit E attached hereto and made a part hereof. Landlord acknowledges that Tenant contemplates making such Tenant Improvements and hereby consents thereto and agrees that no further consent or approval from Landlord is required with respect to the contemplated modifications and alterations to the Premises. For purposes herein, the term "Lease Year" shall mean twelve (12) consecutive calendar months, commencing with the Commencement Date, if the Commencement Date is on the first day of a calendar month, and if not, the first day of the calendar month immediately following the Commencement Date, and each anniversary thereof.

                                   ARTICLE 4

                                     RENT

     During the Initial Term of this Lease, Tenant shall pay to Landlord at the address herein provided, the Rent as set out in Section 1.01 (E) above, in equal monthly installments in advance, commencing on the Commencement Date.

     The Rent provided for hereunder shall adjust on the first day of each Renewal Term (each a "Change Date") to reflect any change in the cost of living during the previous five (5) year Initial Term or Renewal Term just ended, as applicable, based upon the Consumer Price Index, All Urban Consumers, U.S. City Average, all Items, base period 1982-84 (hereinafter referred to as the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor. As to the first Renewal Term, the index number for the month of the Commencement Date shall be the "Base Index Number" and as to each subsequent Renewal Term(s) the index number for the first month of the Renewal Term just completed shall be the "Base Index Number", as the case may be. The index number on each Change Date shall be the "Current Index Number" for the Renewal Term which is commencing. The Base Index Number shall be subtracted from the Current Index Number, and the result obtained shall be converted to a percentage of the Base Index Number.

     The Rent payable during any Renewal Term of this Lease shall then be increased or decreased by such percentage (the "Adjusted Rent"), as applicable, effective as of the first day of the applicable Renewal Period, and the Adjusted Rent for any Renewal Term shall be payable in equal monthly installments, in the manner provided for under the terms of this Lease. Tenant shall continue payment of the rental rate in effect for the expiring period until notified in writing by Landlord of any change. Landlord shall provide to Tenant written notice of any rental adjustment, including a memorandum showing the calculations used by Landlord in determining the new monthly rental. On the first day of the calendar month immediately succeeding receipt of such notice, Tenant shall commence payment of the new monthly rental specified in the notice, and shall also pay to Landlord, with respect to the month(s) already expired, the difference, if any of the required monthly rentals specified in the notice over the monthly amounts actually paid by Tenant. If publication of the Index shall be discontinued, the most comparable index published by any branch or department of the United States Government shall be substituted, and such adjustments in the method of computation shall be made as may be necessary to carry out the intent of this cost-of-living provision. It is the intention of Landlord and Tenant that the monthly rental shall be adjusted either upward or downward on each Change Date in the event of an increase or decrease in the Index or an equivalent increase or decrease in the event of reevaluation or revision of the Index. In the event that the Adjusted Rent for any Renewal Term is less than the Rent payable for the preceding Renewal Term, any credit for excess Rent paid by Tenant shall be applied as an offset against subsequent installments of Rent to come due under the terms of this Lease.

                                   ARTICLE 5

                       REAL ESTATE TAXES AND ASSESSMENTS

SECTION 5.01:  TENANT'S OBLIGATION.

     (A) During the term of this Lease, Tenant agrees to pay, before they become delinquent, all real estate taxes, special assessments, and other governmental charges ("Real Estate Taxes") which may be lawfully levied upon or against the Premises described herein.

     (B) Tenant's obligation for Real Estate Taxes shall be equitably adjusted for any portion of the term of this Lease which does not include an entire tax year.

     (C) Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, mortgage or transfer tax, gift, franchise, withholding, income or profit tax, that is or may be imposed upon Landlord, its successors or assigns, in connection with the operation of the Premises or otherwise.

     (D) Immediately upon receipt of any tax bill, statement or assessment with respect to the Real Estate Taxes owing in connection with the Premises, Landlord shall furnish to Tenant such tax bill, statement or assessment. Tenant shall furnish evidence of the payment of the Real Estate Taxes to Landlord upon the request therefore from Lessor.

     (E) Tenant hereby reserves the right to contest the amount of any Real Estate Taxes in its name or in the name of Landlord, and Landlord hereby covenants and agrees to cooperate with Tenant in all respects with regards thereto, provided, that Tenant provide a surety bond or other security reasonably satisfactory to Landlord to protect the

Landlord and the Premises from the enforcement of any lien against the Premises for any such Real Estate Taxes during the period of contest. Landlord and Tenant agree to cooperate fully with each other in regards to any such tax contest and in the preparation of all tax returns, renditions or reports.

     (F) Should Tenant fail to pay the Real Estate Taxes as provided in this
Article 5, Landlord shall provide Tenant written notice of such failure and allow Tenant thirty (30) days from receipt of such notice to pay the same, failing which Landlord, may at its option, pay such Real Estate Taxes, in which event Tenant shall reimburse Landlord upon demand for the costs thereof, together with interest at the rate of l2% per annum as additional rent hereunder from the date of expenditure by Landlord until repayment by Tenant.


                                   ARTICLE 6

                     LANDLORD'S COVENANTS AND RESTRICTIONS

SECTION 6.01: LANDLORD'S COVENANTS AND RESTRICTIONS. Landlord hereby covenants and agrees that, during the term hereof, Landlord shall not lease, or permit to be leased, used or occupied any space within the Premises, including any of the Buildings or the Real Property; that the lease of the Premises to Tenant is exclusive of the right of possession of all other parties.

SECTION 6.02:  OPERATION OF PREMISES.

     Landlord covenants and agrees that the sizes, location and arrangements of the Buildings, improvements and parking areas (including traffic circulation and flow patterns) existing as of the Effective Date will not be changed without Tenant's written consent.


                                   ARTICLE 7

                   LANDLORD'S WARRANTIES AND REPRESENTATIONS

SECTION 7.01: WARRANTIES AND REPRESENTATIONS. Landlord covenants, warrants, and represents to Tenant that: (i) Landlord owns the Premises in fee simple, subject to no encumbrances, liens, restrictions, or easements, except as may be expressly stated in Exhibit D attached hereto and made a part hereof, and that as of the Effective Date no person, firm, corporation or other entity has any right to use, occupy or possess any portion of the Premises, or any option to acquire an interest therein; (ii) Landlord, and no other person, firm, corporation or other entity, has full and complete authority to execute this Lease, without the joinder or approval of any other, and that Landlord is duly organized and validly existing in accordance with the laws of the state of organization of Landlord and is authorized to do business in the State of Ohio;
(iii) use of the Premises for a full facility truck/auto travel center is not prohibited by or in violation of any restrictions contained in any deed, lease, loan agreement, deed of trust, mortgage or other instrument relating to the Premises or to which the Premises are subject; (iv) to the best knowledge of Landlord, the design, construction, operation, maintenance and use of the Premises, including without limitation the parking areas, is in compliance with all restrictions applicable thereto, and all federal, state, and municipal laws, ordinances, rules or regulations, including without limitation all Environmental Laws (as hereafter defined) and the Americans with Disabilities Act of 1990, as amended ("Legal Requirements"), and the number and size of parking spaces provided for the Premises as shown on Exhibit A are, to the best knowledge of Landlord, sufficient to satisfy all Legal Requirements; (v) that utility services and adequate storm sewer and sanitary sewer facilities are lawfully available to the Premises; (vi) Tenant may peacefully and quietly hold, occupy and enjoy the Premises and the appurtenances thereto throughout the term of this Lease, and Landlord shall do all things necessary to defend such right of Tenant; (vii) Landlord will pay all real estate commissions, consulting fees and other charges due with respect to this Lease, and Landlord agrees to defend, indemnify and hold Tenant harmless from and against any and all costs, expense or liability for any damages (including attorneys' fees and expenses), compensation, commissions and charges claimed with respect to this Lease or the negotiation thereof; (viii) there is legal access to the Premises through publicly dedicated roadways or rights-of-way and to Landlord's knowledge there is no fact or condition existing which would result or could result in the termination or reduction of the current access to and from the Premises to existing highways and roads; (ix) all licenses and permits necessary to operate the Premises as the Buckeye Travel Mall are in place and in full force and effect, no violations are or have been reported in respect thereto and there is not pending or threatened any proceeding looking towards the revocation or limitation of any such licenses or permits; and (x) there are no special assessments or contemplated improvements which would result in a special assessment affecting the Premises, and all ad valorem real property and personal property taxes, together with any penalties and interest due thereon have been paid in full through the Effective Date; and
(xi) to the knowledge of Landlord there are no legal proceedings of any type or nature (including condemnation) pending or threatened against the Premises which would adversely affect the Premises or the use thereof by Tenant for the purposes intended.

SECTION 7.02: ENVIRONMENTAL MATTERS. Landlord covenants, represents and warrants to Tenant that (i) the Premises, including specifically each of the Buildings, are free of asbestos, polychlorinated biphonyls ("PCBs"), petroleum and petroleum-based derivatives, urea formaldehyde and all other Hazardous Materials (as hereafter defined); (ii) neither the Premises nor the Landlord are currently in violation of or, subject to any existing, pending or, to the best knowledge of Landlord, threatened, lawsuits, administrative actions, investigations or inquiries by any governmental authority or any other person, or to any remedial obligations arising out of the handling, treatment, storage, transportation, disposal or the discharge into the environment of any Hazardous Materials; (iii) there are no pending or, to the best knowledge of Landlord, threatened, enforcement actions or no plans or documents, including, but not limited to, contingency plans, closure and post-closure plans which impose environmental obligations and no requirements whether by regulation, agreement or otherwise legally binding, imposing financial or other obligations with respect to environmental conditions or activities on or about the Premises; (iv) Landlord has no knowledge of any past or present spill, discharge or other release of Hazardous Materials onto or from the Premises, no Hazardous Materials Violation (as hereafter defined) exists with respect to the Premises and neither Landlord nor the Premises are in violation of any Environmental Law; (v) no building materials used to construct the Buildings and the other improvements on the Premises contain any asbestos, or other Hazardous Materials; (vi) currently the underground storage or other tanks (the USTs) listed on Exhibit F attached hereto and made a part hereof are located in, about and under the Premises; each of the USTs have been and currently are being operated in strict compliance with Environmental Laws, have been maintained in a first class manner, consistent with prudent business practices and, to the best knowledge of Landlord, are in accordance with all Environmental Laws, have satisfactory tank tightness evaluations based upon the assessment done on or about July 1, 1997 and do not leak and have been modified, upgraded and replaced as required under the standards to become applicable to USTs as of calendar year 1998 under applicable Environmental Laws; and (vii) the soil and groundwater in, around, and surrounding the Premises does not contain any pollutants or contaminants associated with the presence of or releases from any underground tanks.

     Landlord and Tenant acknowledge that Tenant is in the process of completing a Phase II Environmental Site Assessment of the Premises, the results of which will not be known until subsequent to the Effective Date of this Lease. If as a result of the Phase II Environmental Site Assessment Tenant determines that any condition, event, circumstance, activity, practice, incident, action or plan relating to the Premises existed or occurred on or prior to the Effective Date which under applicable Environmental Laws requires reclamation, removal or remediation, or which were in noncompliance with applicable Environmental Laws at or prior to the Effective Date, Landlord shall be liable for such conditions and events and for the remediation and reclamation necessary in connection therewith, and in such event Tenant and Landlord shall consult as to the appropriate course of action and seek to agree upon the same within thirty (30) days following receipt by Tenant of the completed Phase II Environmental Site Assessment, provided however, in the event Landlord and Tenant are unable to agree as to the course of action as to any remediation or reclamation, Landlord hereby agrees that (1) Tenant shall be entitled to (i) undertake or cause to be undertaken all removal, remediation and reclamation thereof required, in the judgment of Tenant, under applicable Environmental Laws, such removal, remediation and reclamation to be pursuant to a plan therefor as Tenant shall determine to be appropriate, and (ii) undertake or cause to be undertaken all such action as shall be required under applicable Environmental Laws, in the judgment of Tenant, to achieve compliance with all applicable Environmental Laws, and (2) Landlord shall be liable for all costs and expenses incurred by Tenant in connection with such removal, remediation, reclamation and compliance activities and Landlord shall jointly and severally indemnify and hold Tenant and harmless from any and all losses, damages, claims, liabilities, causes of action, costs and expenses, including attorney's fees, directly or indirectly resulting from, or relating to or arising out of the existence of any such condition, event, circumstance, activity, practice, incident, action or plan. The rights of Tenant under this Section 7.02 are in addition to and without waiver of any other right or remedy Tenant may otherwise have under this Lease or otherwise at law or in equity, and all such rights and remedies shall be cumulative and not in lieu of one another.

     For purposes of this Lease, the following terms shall have the following meanings:

         (i) "Environmental Law" shall mean any federal, state or local statute, law, ordinance, code, rule, regulation, order, policy, decree or common law, enacted, promulgated or in effect on the date hereof (as hereinafter amended from time to time) or hereafter enacted or imposed, pertaining to health, safety, use or possession of Hazardous Materials (as herein defined), or environmental protection, restoration or reclamation, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et seq.; the Hazardous Materials Transportation Act, as
                     ------
               amended, 49 U.S.C. (S) 1801, et seq. the Resource Conservation
                                            ------
               and Recovery Act of 1976, as amended, 42 U.S.C. (S) 6901, et @.,;
               the Federal Water Pollution Control Act, as amended, 33 U.S.C.
               (S) 1201, et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)
                         -- ---
               3808, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. (S) 2601, et seq.; the Clean Air Act, as amended, 42
                                -- ---
               U.S.C. (S) 7401, et seq.; any statute, law, ordinance, code,
                                -- ---
               rule, regulation, order, policy, decree or common law of the State of Ohio constituting a "Environmental Law" as defined above.

         (ii) "Hazardous Materials" shall mean any substance which at any time shall be listed as or meet the criteria of a "hazardous waste", "hazardous substance", "hazardous material", "pollutant", "contaminant", "toxic material", "toxic pollutant" or "toxic substance," or words of similar import, in any Environmental Law. The term "Hazardous Materials" shall also include, without limitation, (a) petroleum or petroleum products and fractions thereof, natural gas or natural gas products, radioactive materials, asbestos or asbestos containing materials in any form, urea formaldehyde foam insulation, radon gas and polychlorinated biphenyls ("PCBs") and transformers or other equipment that contain dielectric fluid containing PCBs; (b) any flammable, combustible, explosive, infectious, corrosive, reactive, caustic, irritant, carcinogenic, mutagenic or teratogenic substances or materials; or (c) any other chemical, material, waste or substance which is nay way regulated by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead.

         (iii) "Hazardous Materials Contamination" shall mean the presence of one or more Hazardous Materials on the Premises which is not allowed by the Environmental Laws or which is not in compliance with the Environmental Laws, or any pollution, contamination, degradation, damage, impact or injury to the Environment, the Premises or the improvements thereon.

Except as provided below and as to any Hazardous Material, Hazardous Materials Contamination or violations of Environmental Laws arising or existing prior to the Effective Date of this Lease, Tenant shall indemnify, defend and save harmless Landlord, the Landlord, its officers, directors, successors and assigns (collectively, the "Landlord Parties") from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fees, fines, penalties, losses, injuries, damages, expenses or costs, including remediation expenses, interest and attorneys' and consultants' fees (collectively, the "Claims"), incurred or suffered by the Landlord Parties or any of them (i) that arise out of any violation of an Environmental Law by Tenant from and after the Commencement Date of the term of this Lease, the presence of any Hazardous Materials on the Premises which originates from and after the Commencement Date of the term of this Lease as a result of the operation of the Premises by Tenant, or any Hazardous Materials Contamination on the Premises which originates from and after the Commencement Date of the term of this Lease as a result of the operation of the Premises by Tenant. This indemnification shall survive termination or expiration of this Lease, and shall be effective regardless of when the claims are made or by whomever asserted.

     (e) Landlord shall indemnify, defend and hold harmless Tenant, the Tenant's officers, directors, partners, successors and assigns (collectively, the "Tenant Parties") from and against any suits, actions, legal or administrative proceedings, demands, claims, liabilities, fees, fines, penalties, losses, injuries, damages, expenses or costs, including remediation expenses, interest and attorneys' and consultants' fees (collectively, the "Claims"), incurred or suffered by the Tenant Parties or any of them (1) for any violation of any Environmental Law, the presence of any Hazardous Materials or any Hazardous Materials Contamination on, in, or about the Premises existing prior to the Effective Date or arising because of the existence of any such condition prior to the Effective Date, or (ii) that otherwise arises from the breach by Landlord or any Landlord Parties, or any of them, of any representation, warranty or covenant in this Section 7.02 This indemnification shall survive termination or expiration of this Lease, and shall be effective regardless of when the claims are made or by whomever asserted.

     It is expressly understood and agreed that in the event any Tenant Party suffers any Claims arising under this Section 7.02, Tenant shall have the right to offset such Claims against installments of Rent to be paid hereunder as the same come due and/or against the Option Price (as hereafter defined in Article 20). Tenant's willingness to accept possession of the Premises and commence the term of this Lease without completion of and receipt of the results of the Phase II Environmental Site Assessment shall in no way be deemed to render any representation or warranty of Landlord made in this Lease to be qualified or subject to the results of the Phase II Environmental Site Assessment report in any manner whatsoever.

     (f) The indemnities of Tenant and Landlord set forth above are intended to be supplemental to, and without affect on the indemnities set forth in the Agreement among Landlord, Tewel Corporation, the shareholders of each thereof, and Tenant, dated August ____, 1997 (the "Acquisition Agreement"), providing for, among other things, the execution and delivery of this Lease.

SECTION 7.03: TITLE VERIFICATION. Prior to execution of this Lease, Landlord agrees to furnish to Tenant a copy of a Commitment for Title Insurance covering the Premises, dated no more than 30 days prior to the date of delivery and issued by a title insurance company authorized to do business in the state in which the Premises are located.

SECTION 7.04: VIOLATION OF LANDLORD'S REPRESENTATIONS AND WARRANTIES. If there shall be a material violation of any covenant, representation or warranty set forth in the Acquisition Agreement or in Sections 7.01 or 7.02 or of Landlord's obligations under Section 7.03, Tenant may refuse to accept Landlord's tender of possession of the Premises, or, in the event Tenant has accepted Landlord's tender of acceptance, Tenant may abate all Rent until the violation is cured, and provided, further, that in the event the violation is not cured within sixty
(60) days after Tenant's notice to Landlord of the violation, Tenant at any time thereafter may cancel this Lease without liability therefor, or Tenant, at it sole election, may elect to cure or correct any defect rendering Landlord's representation or warranty inaccurate or cure any breach thereof and offset the costs and expenses incurred in connection with such curative action against installments of Rent to come due hereunder or against the Option Price.


                                   ARTICLE 8

                 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
                          AGREEMENT, ESTOPPEL LETTERS

SECTION 8.01: SUBORDINATION. This Lease, and the lien thereof, shall not be subordinated to the lien of any ground lease or mortgage or deed of trust (irrespective of the execution or recordation date thereof), placed upon the Premises unless the Landlord shall first cause the ground lessor or mortgagee or beneficiary to execute a Subordination, Attornment and Non-Disturbance Agreement in the form of Exhibit C attached hereto and made a part hereof.

SECTION 8.02: ATTORNMENT. In the event of (i) a transfer of Landlord's interest in the Premises or (ii) any proceeding brought for the termination or foreclosure of, or the exercise of the power of sale under any mortgage or deed of trust affecting the Premises or any ground or underlying lease made by Landlord, then and in any of such events, Tenant shall attorn to and recognize the purchaser or the transferee of Landlord's interest as Landlord under this Lease for the balance then remaining of the Lease term, or any extension thereof, providing said purchaser or transferee shall agree to accept such attornment and to undertake and be bound by all of the terms and conditions of this Lease and such purchaser or transferee first shall execute a the form of Subordination, Attornment and Non-Disturbance Agreement attached hereto and made a part hereof as Exhibit C.

SECTION 8.03: PRE-EXISTING MORTGAGE. Upon the execution of this Lease, if there is a ground lease and/or deed of trust superior to this Lease, it shall be a condition precedent to the Commencement Date that Landlord shall deliver to Tenant the Subordination, Attornment and Non-Disturbance Agreement attached hereto and made a part hereof as Exhibit C, executed by said ground lessor and/or beneficiary. Until Landlord furnishes such executed Agreement, all Rent and other charges required hereunder shall abate.

SECTION 8.04: TENANT'S ESTOPPEL LETTER. Tenant agrees that, within thirty (30) days after written request by Landlord from time to time, Tenant will provide to Landlord, or its mortgagee, beneficiary or purchaser, providing it is at no cost to Tenant, an estoppel letter certifying to the best of Tenant's knowledge whether this Lease is in full force and effect, that this Lease has not been amended or modified except as noted in the letter, the amount of annual rent paid and the date to which rents have been paid.

SECTION 8.05:  LANDLORD'S ESTOPPEL LETTER.  Landlord agrees that, within thirty
(30) days of Tenant's written request from time to time, Landlord will provide to Tenant, providing that it is at no cost to Landlord, an estoppel letter certifying to the best of Landlord's knowledge, whether this Lease is in full force and effect, whether this Lease has been amended or modified, the amount of annual rent paid by Tenant and the date to which rents have been paid.


                                   ARTICLE 9

                                 FORCE MAJEURE

     If Landlord or Tenant shall, as a result of any force majeure, fail to timely perform any obligation to be performed under this Lease, then such failure shall be excused and shall not be deemed to be a breach of this Lease by the party in question, and the time allotted said party to so perform its obligation shall be extended by a period equal to the time such delay continues. The affected party's performance shall be diligently commenced and carried to completion when the force majeure ends. As used herein, force majeure shall mean strikes, lockouts or labor disputes, inability to obtain labor or materials (or reasonable substitutes therefor) or acts of God, enemy or hostile governmental action, civil commotion, or fire or other similar casualty or cause.

                                  ARTICLE 10

                   ALTERATIONS BY TENANT -- MECHANICS' LIENS

SECTION 10.01: ALTERATIONS. Tenant shall have the right to make any and all repairs and alterations to the Premises, including without limitation the Tenant Improvements described in Exhibit E; provided, however, that Tenant shall not make any other alterations which affect the structural integrity of the Premises without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

SECTION 10.02:  TENANT'S WORK.  Any alterations made by Tenant pursuant to
Section 10.01 shall be done at Tenant's sole cost and expense, and performed in a workmanlike manner. Tenant shall comply with all laws, regulations and ordinances applicable to the performance of the work. Landlord and Tenant agree that Tenant shall not have any obligation at the end of the term hereof to remove the alterations nor to restore the Premises to its original condition; provided however, that Tenant shall at all times retain title to any improvements, alterations or improvements made to the Premises which are in the nature of Tenant's trade fixtures, personal property and equipment, and upon the expiration of the Lease term, Tenant shall be entitled to remove the same from the Premises, provided that Tenant leave the Premises generally, in working condition, and repair any damage occasioned by the removal of such improvements, alterations, trade fixtures, personal property and equipment of Tenant, ordinary wear and tear and damage by casualty or condemnation excepted.

SECTION 10.03: LANDLORD'S ALTERATIONS. Landlord agrees that it will make no changes, alterations or additions to the Premises, including the Building and improvements thereon, nor take any action which reduces the parking areas or which alters in any way the access to such parking areas or to the Premises from that which exists as of the Effective Date, without the prior written consent of Tenant.

SECTION 10.04:  MECHANIC'S LIENS.   Tenant will pay or cause to be paid all
charges for all of Tenant's Work and for all other work done by Tenant on or about the Premises during the term of this Lease and will not suffer or permit any mechanic's, materialmen's, or similar liens for labor and materials furnished to the Premises during the term of the Lease by or on the account of Tenant. If any such lien shall be filed, Tenant will either pay the same or procure the discharge thereof by giving security or in such other manner as may be required or permitted by applicable law within thirty (30) days of the filing thereof. Notwithstanding the foregoing, Tenant shall have the right, at its sole cost and expense, in its name or in the name of the Landlord, or both, to contest any such lien, provided the Tenant shall provide a bond or other security sufficient to protect Landlord's interest in the Premises. Tenant shall indemnify Landlord against, and save Landlord harmless from any and all losses, damages, claims, liabilities, judgments, interests, costs, expenses, and attorneys' fees arising out of the filing of any such lien. Nothing herein contained, however, shall be deemed to require Tenant to pay or discharge any liens or mortgages of any nature or character which may be placed upon the Premises by the affirmative act or omission of Landlord or any contractor of Landlord, or any other third party unrelated to and not performing services for Tenant.

                                  ARTICLE 11

                      MAINTENANCE AND REPAIR OBLIGATIONS

     Tenant agrees that during the term of this Lease Tenant will keep and maintain in good order, condition and repair the interior and exterior of the Premises, but in all cases excluding ordinary wear and tear and damage by fire, the elements, casualty or condemnation.

                                  ARTICLE 12

                                   UTILITIES

SECTION 12.01: ELECTRICITY, GAS, WATER AND SEWER. Electricity, gas, water and sewer will be available to the Premises and shall be metered in Tenant's name. Tenant will make all utility payments directly to the public utility company based upon Tenant's metered usage.

SECTION 12.02: INTERRUPTION OF UTILITY SERVICE. Landlord shall not be liable in the event utility service to the Premises is interrupted by fire, riot, accident, strikes or any other similar cause beyond Landlord's control, except as may be occasioned by Landlord's negligence, bad faith and willful misconduct, and Landlord agrees to cooperate in the prompt restoration of any such interrupted service.

                                  ARTICLE 13

                     OBSERVANCE OF LAWS, REGULATIONS, ETC.

SECTION 13.01: TENANT'S OBLIGATIONS. Tenant agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force applicable to the conduct of its operations upon the Premises, but Landlord agrees that, at its sole cost and expense, it will make any and all necessary structural repairs, structural alterations, structural additions and structural replacements, or requiring excavation, which may be required to achieve such compliance.

SECTION 13.02:  LANDLORD'S OBLIGATION.  Except for Tenant's obligations under
Section 13.01, Landlord agrees to observe and comply, at its sole cost and expense, with all laws, regulations and ordinances of all governmental authorities now or hereafter in force relating to the Premises and this Lease. Specifically, and without limiting the generality of the foregoing, Landlord hereby covenants and agrees to make all applications, filings and renewal requests as may be necessary to maintain the USTs in compliance with all applicable laws, including Environmental Laws, provided however that Tenant shall pay or reimburse to Landlord any filing or license renewal fee in connection therewith.

                                  ARTICLE 14

                                  ASSIGNMENT

SECTION 14.01: RELATED PARTY: SALE OF BUSINESS. Tenant shall have the absolute right to assign Tenant's interest under the Lease, in whole or in part, or sublease any interest in and to the Premises, provided: (i) Tenant shall not then be in default in the performance and observance of the terms and provisions of this Lease, and (ii) such transferee shall assume all of the obligations of this Lease on the part of Tenant to be performed.

SECTION 14.02: RELEASE OF LIABILITY. Should Tenant make an assignment or enter into a sublease in accordance with the provisions of Section 14.01 above, Tenant shall not be released from any and all liability under this Lease, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

SECTION 14.03: LEASEHOLD MORTGAGES. Tenant may execute and deliver one or more mortgages, deeds of trust or other leasehold security agreements ("Leasehold Mortgages") without consent of Landlord, in favor of any lender to Tenant (a "Leasehold Lender"). Landlord agrees to provide to any such Leasehold Lender notice of an event of default hereunder and provide such Leasehold Lender the same opportunity to cure such default as Tenant is herein provided. Upon request, Landlord agrees to acknowledge its consent to such Leasehold Mortgage in writing to such Leasehold Lender. Further, Landlord hereby agrees to subordinate in favor of any such Leasehold Lender, all liens and security interests it may have in any of Tenant's trade fixtures, equipment or personal property located within the Premises, and in connection therewith, upon request, to execute a subordination agreement with regards thereto, in such form as may be reasonably acceptable to Landlord and Lender.

                                  ARTICLE 15

                           INSURANCE AND SUBROGATION

          (a) During the term of this Lease, Tenant hereby covenants and agrees, at its sole expense, to keep the Premises fully insured against damage caused by fire and other risks and to maintain liability insurance with respect to the operation of its business in the Premises in such amounts, with such insurers and with such coverages as are consistent with the coverages maintained by Tenant in the operation of Tenant's business and other truck stop facilities. Tenant may maintain any insurance coverages required by the terms of this Lease under a blanket policy covering other assets of Lessee.

          (b) During the term of this Lease, Tenant agrees that upon request from Landlord that Tenant will furnish to Landlord copies of the policies or certificates of insurance described in subparagraph (a) above, and with respect to each renewal thereof, evidencing the payment of the premiums due in connection therewith.

          (c) Each fire and liability insurance policy obtained and maintained by either Landlord or Tenant with respect to the Premises shall contain appropriate clauses pursuant to which the insurance companies issuing such policies (i) waive all rights of subrogation against Landlord and Tenant, as applicable, with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated because the insured has hereby waived any and all right of recovery against Tenant for losses covered by such policies.

          (d) Landlord hereby waives any and all rights of recovery which it might otherwise have against Tenant, its directors, officers, partners, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by Landlord's insurance, notwithstanding that such loss, injury, or damage may result from the negligence or fault of Tenant, its directors, officers, partners, servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its partners, officers, servants, agents, or employees, for any loss, injury, or damage to the extent the same could be covered by insurance, notwithstanding that such loss, injury or damage may result from the negligence or fault of Landlord, its partners, officers, servants, agents, or employees.

          (e) Landlord hereby covenants and agrees during the term of this Lease to carry and maintain commercial general liability insurance, including contractual indemnification coverage, in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence, combined single limit, for injury and loss of life and property damage, which commercial general liability coverage shall cover any and all occurrences arising prior to the Effective Date of this Lease, regardless of when the claims with regards to such occurrences are asserted. Landlord shall, upon request of Tenant, provide Tenant evidence of such insurance and of the payment of the premiums therefore.

                                  ARTICLE 16

                            DAMAGE AND DESTRUCTION

SECTION 16.01:  DAMAGE TO PREMISES

     (A) In the event, at any time after the execution of this Lease, the Premises or any part thereof shall be damaged or destroyed by fire, riot, war, explosion, the elements or any other cause or casualty, then, except as provided in subparagraph (B) below, this Lease shall continue in full force and effect and Landlord, at its sole cost and expense, shall promptly commence and diligently pursue the restoration of the same to its condition existing prior to the damage or destruction without consideration for wear and tear.

     (B) If any such damage or destruction shall occur during the last year of the term hereof, or in the event the repair and rebuilding of the Premises, the Buildings and the improvements cannot be reasonably completed within sixty (60) days, then Tenant shall have the option to terminate this Lease as of the date of the casualty, by tendering written notice of such election to Landlord within thirty (30) days following such casualty. If at any time during the term of this Lease Tenant's improvements and fixtures are damaged to the extent of more than one-third (1/3) of the replacement cost of all of Tenant's fixtures, Tenant shall have the right in addition to its other rights and remedies to terminate this Lease upon tendering written notice of such election to Landlord within thirty (30) days from the date of such damage. Rent and other charges shall be prorated, as of the termination date.

     In the event Tenant does not elect to terminate this Lease as provided herein, Landlord shall repair and restore the Premises as herein required.

SECTION 16.02: RESTORATION WORK. All restoration work required to be performed by Landlord under this Article 16 shall be done by a contractor acceptable to Landlord and Tenant, and shall be done in a first class manner, using only new materials, and in accordance with all applicable laws. Landlord shall submit to Tenant the plans and the timetable for completion of the restoration work within thirty (30) days of the date of the damage, casualty or destruction, and Tenant shall have thirty (30) days within which to approve or make modifications to the same. Landlord shall commence such restoration work within fifteen (15) days following the approval by Tenant and thereafter shall diligently pursue such restoration work to completion. Notwithstanding anything to the contrary herein, in the event Landlord fails to complete the restoration work in accordance with the agreed upon plans and construction timetable, Tenant may upon written notice to Landlord terminate this Lease, effective as of the date of such casualty, destruction or damage, in which event the Rent and other charges hereunder shall be prorated as of the date of such casualty, destruction or damage.

                                  ARTICLE 17

                                 CONDEMNATION

SECTION 17.01: ENTIRE OR PARTIAL TAKING OF THE PREMISES. Should the entire Premises be taken by any public authority by the exercise of any right of eminent domain or in condemnation proceedings, or by transfer under a reasonable threat of condemnation, the term hereof shall cease and terminate as of the earlier of the date when possession is taken by or title vests in the condemning authority ("Taking Date"). Except as provided in Section 17.02, should only a part of the Premises be taken by or transferred to any public authority, then the term hereof shall cease and terminate only as to the part taken on the Taking Date. Rent, and any other charges due hereunder, shall be paid only to the Taking Date. In the event of a partial taking or transfer, a pro rata abatement of rent and any other charges due hereunder shall be effected as of the Taking Date for the balance of the term of the Lease.

SECTION 17.02: PARTIAL TAKING AND TERMINATION. In the event of a partial taking or transfer, as provided in Section 17.01, if: (i) the remaining portion of the Premises is of such reduced shape or area as to, in Tenant's sole opinion, restrict the use, possession or operation of the Premises; or (ii) the part taken or transferred represents more than twenty-five percent (25%) of the gross leasable area of the Premises; or (iii) the part taken or transferred includes the whole or part of the parking area so as to reduce the area for parking below the greater of either the ratio of five and five tenths (5.5) parking spaces for each one thousand (1,000) square feet of gross leasable area or the ratio required by law, and Landlord is unable, within thirty (30) days of the Taking Date, to substitute an area equally reasonably accessible to the Premises to increase the parking area to comply with said ratios, then, and in any of such events, Tenant reserves the right to terminate this Lease, at Tenant's sole and reasonable discretion, without liability therefor, at any time after the Taking Date, by thirty (30) days written notice to Landlord, and upon such termination date, this Lease shall cease and terminate.

SECTION 17.03: PARTIAL TAKING -- NO TERMINATION. If this Lease is not terminated by Tenant pursuant to Section 17.02, it shall continue in force as to the remaining portion of the Premises. Commencing on the Taking Date and continuing for the remainder of the term of this Lease, or for the duration of the taking or transfer, if less than the entire remaining term, Rent shall abate and all other charges shall be reduced in proportion to the area of the Premises so taken. Landlord agrees to promptly commence and thereafter diligently pursue repairs, restoration and all improvements necessary to make the remaining portion of the Premises constitute a complete architectural unit containing like facilities as previously furnished. Should Landlord fail for any reason whatsoever, within or beyond Landlord's control (including any force majeure) to diligently pursue and to complete said repairs, restoration and all other improvements as herein stated on or before one hundred eighty (180) days subsequent to the Taking Date, then Tenant shall have the right at any time to cancel this Lease upon ten (10) days written notice to Landlord.

SECTION 17.04: LANDLORD'S AND TENANT'S AWARD. Tenant shall be entitled to submit a claim for and to receive an allowance or award for loss of business or depreciation to, damage to or cost of removal of, or for value of trade fixtures, leasehold improvements, furniture and other personal property belonging to Tenant, and any other loss, damage, or claim allowed by law.

                                  ARTICLE 18

                                     SIGNS

     Tenant hereby is granted the right, in conformity with the requirements of applicable law, to erect such signs in, on, or about the Premises as Tenant may desire. Landlord, upon request, agrees to execute any necessary consents or applications which may be required by law to permit the erection of signs. Tenant may remove, replace, or alter all sign(s) at any time and from time to time, provided that Tenant shall repair any material damage resulting therefrom.

                                  ARTICLE 19

                                    DEFAULT

SECTION 19.01: TENANT'S DEFAULTS. Tenant shall be deemed to be in default hereunder if: (i) Tenant fails to pay the Rent or other charges on or before the date on which the same become due and payable to Landlord under and in accordance with the terms of this Lease, and such failure continues for fifteen
(15) days after written notice from Landlord thereof; or (ii) Tenant fails to perform or observe any other term or condition contained in this Lease within thirty (30) days after written notice from Landlord thereof. In any of such events, Landlord may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Premises, or any part thereof, and repossess the same, and expel Tenant and those claiming through or under Tenant and remove Tenant's effects, all without force or breach of the peace, and without prejudice to any remedies which might otherwise be permitted for default under this Lease, and upon entry as aforesaid, Landlord may either (a) terminate this Lease in which event Landlord shall be entitled to recover from Tenant the unpaid rent which has been earned at the time of termination, plus the amount by which the unpaid rent which would have been earned for the balance of the term exceeds the amount such rental loss that the Lessee proves could have been reasonably avoided, plus any other amount necessary to compensate Landlord for all the determent approximately caused by Tenant's failure to perform its obligations under this Lease; or (b) without terminating this Lease, make such alterations and relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion my deem advisable, and all rentals received by Landlord from such reletting shall be applied to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any cost or expense of such reletting, and third, to the payment of rent due and unpaid hereunder, and being understood that if such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, the same calculated and paid monthly notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior material default or breach.

SECTION 19.02: LANDLORD'S DEFAULT. In the event Landlord fails to perform or observe any term or condition contained in this Lease or the Equipment Lease within thirty (30) days after notice from Tenant, or in such time as may be otherwise provided herein, Tenant may but shall not obligated to (a) cancel this Lease upon written notice to Landlord, (b) take any action appropriate under the circumstances to preserve its possession and rights under this Lease, (c) perform any obligation or duty of the Landlord which the Landlord refuses or neglects to perform, and in any such event, Tenant may notify Landlord of the cost and expense thereof in which event Landlord shall, upon demand, immediately reimburse Tenant for said cost and expense, and in the event Landlord fails to reimburse Tenant within fifteen (15) days of the demand therefore, Tenant shall be entitled to offset such amounts against future installments of Rent as the same become due or against the

Option Price, if applicable, and at Tenant's option, and/or (d) pursue any other remedy available at law or in equity.

SECTION 19.03:  CURE OR STAY OF DEFAULT

     (A) In the event the default of Landlord or Tenant cannot be cured within the grace periods provided in Section 19.01 or 19.02, such default shall be deemed to have been cured if the defaulting party shall have commenced compliance within such grace period, and continues to prosecute the same with due diligence.

     (B) In the event either party, at any time prior to termination of this Lease institutes appropriate legal proceedings to contest the alleged default, then the effect of any notice of default provided under Section 19.01 shall be stayed during the pendency of the legal proceeding and no termination shall occur nor may any other rights or remedies be exercised in reliance upon or as a result of such notice, until such time as (i) a final, unappealable order, award or judgment is entered in favor of Landlord and (ii) Tenant has been granted thirty (30) days opportunity to cure the default, subject to Section 19.03(A), subsequent to the date of entry of such final order, award or judgment.

                                  ARTICLE 20

                                PURCHASE OPTION

     In consideration of the Rent to be paid during the term of this Lease by Tenant to Landlord, Tenant is hereby granted the exclusive option to purchase the Premises from Landlord and the Equipment (as defined in the Equipment Lease) from Tewel (the Premises and the Equipment being herein referred to collectively as the "Property") on the terms and conditions set forth below.

     a.   Grant of Purchase Option.  Landlord and Tewel, for themselves, and
          ------------------------
their respective successors and assigns, do hereby grant unto Tenant the exclusive option to purchase the Property on the terms and conditions set forth herein (the "Option").

     b.   Term of Purchase Option.  The Option may be exercised at any time
          -----------------------
during the term of this Lease by Tenant tendering written notice (the "Exercise Notice") to Landlord and Tewel. Notwithstanding the foregoing, in the event Tenant has not exercised the Purchase Option prior to six (6) months from the expiration of the term (either the Initial or any Renewal Term of this Lease), then the exercise of the Option will be subject to Tenant providing written notice of the desire to exercise the Option and Landlord and Tewel accepting the same, such acceptance to not be unreasonably withheld or delayed.

     Closing of the sale under the Option shall occur within ninety (90) days after the date of such Exercise Notice, at the offices of Firelands Abstract & Title Company, 201 Madison Street, Suite 2-A, Port Clinton, Ohio, 43452 (the "Title Company").

     c.   Inability to Exercise Option.  In the event Tenant shall attempt but
          ----------------------------
be unable to effectuate the tender of the Exercise Notice to Landlord and Tewel, or after having tendered the Exercise Notice thereafter be precluded from consummating the closing of the Option, or in the event of the failure or refusal of Landlord or Tewel to close under the terms of the Option, Tenant, at its election and notwithstanding that less than thirty (30) days may remain prior to the expiration of the Initial Term or any Renewal Term hereof, may elect by written notice to Landlord and Tewel to treat the Exercise Notice as notice of Tenant's election to exercise its option to renew and extend the terms of this Lease and the Equipment Lease in accordance with Section 2.02 hereof and
Section 2 of the Equipment Lease. Neither Tenant's right to such election or Tenant's election, if made, shall constitute or be deemed an election of remedies or a waiver by Tenant of its rights and remedies otherwise available to Tenant under law or in equity, all such rights and remedies and election being cumulative of each other.

     In the event that the inability of Tenant to exercise the Option results in the exercise of a Renewal Term, as contemplated in this subparagraph c, and thereafter should the condition or impediment which precluded the consummation of the Option be cured, satisfied, corrected and eliminated, Tenant shall proceed with closing under the Option within ninety (90) days after condition or impediment has been cured or satisfied.

     c.   Purchase Price.  Should Tenant elect to exercise its Option, the
          --------------
purchase price for the Property (the "Option Price") shall be as follow:

          (i) In the event the Option is exercised during the first Lease Year the Option Price shall be the amount of Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00), plus the Rent for the first Lease Year, prorated from the date of closing under the Option to the last day of the first Lease Year, subject to adjustment as provided below.

          (ii) In the event the Option is exercised during Lease Years two (2) through four (4), the Option Price shall be the amount of Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00), subject to adjustment as provided below.

          (iii) In the event the Option is exercised at any time during a Renewal Term of this Lease, the Option Price shall be the amount of Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00), less a dollar for dollar reduction equal to the amount of the aggregate Rent paid during the Renewal Term(s) of this Lease prior to the closing of the Option, subject to adjustment as provided below.

     The amount of the Option Price shall be adjusted as provided under the terms of this Lease, the Equipment Lease and the Asset Agreement, and as a result of the proration and allocation of closing costs as provided below. To the extent that for any reason an allocation of the Option Price is required as between the Premises and the Equipment, such allocation shall be made based upon the respective fair market values thereof as of the date of the Exercise Notice or as of the date on which Tenant attempts delivery of the Exercise Notice. The Option Price shall be payable in cash or other readily available funds to Tewel and Landlord jointly, at the time of closing. It is understood and agreed that Tewel and Landlord shall agree to the allocation of the Option Price as between Tewel and Landlord, and that Tenant shall be deemed to have satisfied its obligation by the tender of such funds to Quadland, without the requirement of any consent from Tewel.

     d.   The Property.  Specifically, and without limiting the generality of
          ------------
the foregoing, the Property subject to the exercise of the Option shall include the Real Property and the Equipment, together with such lease agreements, sales and service contracts, warranties, guarantees, indemnities, supplier and vendor contracts, customer and supply lists, intellectual property rights, books and records and all other assets used in the operation of the business of the Buckeye Travel Mall, as identified and selected by Tenant, as well as all right to use of the name "Buckeye Travel Mall". The assets shall not include any accounts receivable, accrued expenses, cash or goodwill, and Tenant shall not be obligated to assume any contracts, leases or other obligations of Landlord or Tewel other than those specifically selected and accepted.

     e.   Conveyance and Closing.  At the time of closing of the Option:
          ----------------------
     (i) Landlord shall convey to Tenant good, marketable and indefeasible title to the Real Property by general warranty deed, in form acceptable to Tenant, free and clear of all liens, claims and encumbrances, and subject only to taxes for the year during which the closing occurs, prorated to the date of such closing date, and to those matters shown on Schedule B of the Title Commitment attached hereto and made a part hereof as Exhibit G (the "Permitted Exceptions"). At the time of closing Tenant shall be provided an ALTA standard form Owner's Policy of Title Insurance issued by the Title Company covering the Real Property and the Premises in the amount of $5,600,000.00, insuring good, marketable, and indefeasible title to the Property in favor of Tenant, free and clear of all liens and encumbrances, and subject only to the Permitted Exceptions.

     Within fifteen (15) days of the Exercise Notice, Landlord, at its sole cost and expense shall provide to Tenant an updated Title Commitment issued by the Title Commitment, confirming the current liens, encumbrances, claims and other matters of record affecting the Real Property. Landlord hereby represents and warrants to Tenant that as of the date of this Agreement the Real Property is subject a first lien mortgage in favor of National City Bank, Northeast, a national banking association (the "Mortgage Lender"), securing the payment of that certain promissory note in the original principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00; the "Loan"), signed by Landlord and payable to the Mortgage Lender. As of the date of this Lease the unpaid principal balance of the Loan is $3,500,000.00 (the "Principal Balance"). Landlord hereby covenants and agrees that during the term of the Option, that Landlord will not mortgage, pledge, hypothecate, transfer, grant a lien in or further encumber the Real Property, and that the indebtedness secured thereby shall never be greater than $3,500,000.00.

     (ii) Tewel shall convey to Tenant good, marketable and indefeasible title to the Equipment by general warranty bill of sale in form satisfactory to Tenant in all respects, free and clear of all liens. Tewel warrants and represents to Tenant that as of the Commencement Date of the Equipment Lease, the Equipment is subject only to the liens and security interests in favor of the Mortgage Lender securing the Loan. Tewel hereby covenants and agrees that during the term of the Option that Tewel will not mortgage, pledge, hypothecate, transfer, grant a security interest in or further encumber the Equipment, and that the indebtedness secured thereby shall never be greater than $3,500,000.00. Within fifteen (15) days of the Exercise Notice and then again as of the date of closing of the Option, Tewel at its sole cost and expense shall furnish to Tenant then current UCC lien, tax and judgment searches with respect to Tewel and Landlord from the Secretary of State's office in Ohio and the County Clerk's Records in Wood County, Ohio reflecting any liens and security interests against the Equipment and any other matters affecting Landlord, Tewel and the Equipment, which searches shall be satisfactory to Tenant in all respects. The Option Price shall be disbursed at closing in such a manner so as to secure releases of any Equipment Liens as of the date of closing of the Option.

     (iii) Contemporaneously with the execution of this Lease, Landlord and Tewel shall execute the General Warranty Deed, Bill of Sale and such other additional documents as Tenant may request, which shall be required to be delivered in connection with the closing of the Option, and deposit the same with the Title Company to be held in escrow pending the closing of the Option, pursuant to the terms of that certain Escrow Agreement to be executed by and between Landlord, Tewel, Tenant and the Title Company. Any fee to be charged by the Title Company for serving as provided under the terms of the Escrow Agreement shall be borne, one-half (1/2) by Landlord and Tewel and one-half (1/2) by Tenant. In addition, Landlord and Tewel hereby covenant and agree that at the time of closing of the Option that they each shall execute such additional documents of transfer and assignment as may be necessary to complete the acquisition of the Property, including without limitation the assignment of all warranties and guarantees with respect to any of the Property, any required withdrawal or assignment of trade/business names as to "Buckeye Travel Mall", and any assignments or re-registrations with regards to the USTs.

     (iv) At the time of closing of the Option, Tenant shall deliver the Option Price, as adjusted, to Landlord, for the benefit of Landlord and Tewel, in cash or by wire transfer or cash equivalent. Tenant shall pay the expense of any premium for Mortgagee's Title Insurance coverage, one-half (1/2) of the escrow fee of the Title Company for serving under the terms of the Escrow Agreement, its own attorney's fees and the usual and customary recording charges allocated to the buyer in similar type transactions.

     As to the payment of the premiums for the Leasehold Owner's Policy of Title Insurance to be provided to Tenant pursuant to the terms of the Acquisition Agreement upon the closing of the transactions thereunder and in connection with the execution and delivery of this Lease, and with respect to the Owner's Policy of Title Insurance to be provided to Tenant upon the closing of the Option, Landlord and/or Tewel shall pay the first $10,000.00 of such premium expense and Tenant on the one hand, and Landlord and Tewel on the other shall share equally the additional premium expense in excess of $10,000.00.

     Landlord and Tewel shall also pay one-half (1/2) of the Title Company's escrow fee, the survey expense, if any, any transfer or real estate tax associated with the conveyance of the Property, the expense associated with re-registration of the USTs, the expense associated with the UCC lien, tax and judgement searches and obtaining UCC lien release in regards thereto, and the fees and the usual and customary document drafting and recording charges allocated to the seller in similar type transactions.

     (f).   Default.  In addition to the other rights and remedies provided
            -------
under the terms of this Lease, in the event either party fails to perform any of the covenants expressly set forth in this Section 20, then the non-defaulting party shall be entitled to exercise all rights and remedies available at law or in equity to enforce the terms of the Option, including without limitation, the right to enforce specific performance. In the event such non-defaulting party retains attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party's reasonable attorney's fees incurred by such other party for the enforcement of the terms hereof.

                                  ARTICLE 21

                           MISCELLANEOUS PROVISIONS

SECTION 21.01: NOTICES. Notices hereunder shall be by certified mail, return receipt requested, by facsimile transmission, or by overnight delivery service (e.g., Federal Express) and addressed, as follows:

if to Tenant to:         Petro Stopping Centers, L.P.
                         6080 Surety Drive
                         El Paso, Texas 79905
                         Attn: Legal Department
                         Phone No. (915) 774-4711
                         Telecopy No.   (915) 774-7366

with a copy to:          Kemp, Smith, Duncan & Hammond, P.C.
                         2000 Norwest Plaza
                         P.O. Box 2800
                         El Paso, Texas 79999-2800
                         Attn:  Dane George, Esq.
                         Telecopy No. (915) 546-5360

if to Landlord and
Messrs. Yasechko:        Tewel Corporation and
                         Quadland Corporation
                         7041 Truck World Blvd.

                         Hubbard, Ohio  44425
                         Attention: Edward Yascehko, President
                         Phone No. (330) 534-1160
                         Telecopy No.   (330) 534-6058

with a copy to:          Ronald James Rice Co., LPA
                         48 West Liberty Street
                         Hubbard, Ohio 44425
                         Telecopy No. (330) 534-3933

or to such other address or addresses as either party may give to the other, from time to time, by notice as herein provided. Notice shall be deemed given two (2) days after deposit in the United States mail if sent certified mail, next day delivery if by overnight courier service and upon telecopy confirmation if by facsimile transmission. Notice of a change in the identity or address of any person to whom notice of any type is to be given or payment of any monies is to be made, shall be effective only thirty (30) days after receipt.

SECTION 21.02: WAIVER. Any failure by either Landlord or Tenant to enforce any of the provisions of this Lease shall not be deemed a waiver of any of Landlord's or Tenant's rights or remedies.

SECTION 21.03: CHANGES-MODIFICATIONS. This Lease is executed and delivered pursuant to the Acquisition Agreement and is subject to the term and conditions thereof. This Lease and the Acquisition Agreement contain the entire agreement between the parties hereto as to the subject matters hereof. No modifications, alterations, changes, waiver or estoppel to this Lease or any of the terms hereof shall be valid or binding unless in writing and signed by a duly authorized officer of the party to be charged.

SECTION 21.04: END OF TERM. Upon the expiration or termination of this Lease, Tenant shall surrender possession of the Premises in general working order and condition, except for wear and tear, damage by fire, the elements, or casualty, and except for such damages or conditions not solely and directly caused by the gross negligence of Tenant.

SECTION 21.05: TENANT'S PROPERTY. All trade fixtures, furniture, furnishings, equipment and other personalty owned or installed by Tenant before or during the term hereof shall remain Tenant's property, and Tenant, at any time and from time to time, including but not limited to the expiration or termination of this Lease, may, but shall not be obligated to remove same.

SECTION 21.06: HOLDOVER. Should Tenant holdover after the expiration of the term, such holding over shall be deemed a tenancy from month-to-month subject to the provisions, conditions and covenants in this Lease contained, and such tenancy may be terminated upon one (1) month's notice in writing by either party to the other.

SECTION 21.07: RIGHTS AND REMEDIES. The various rights and remedies of Landlord and Tenant reserved herein shall be deemed to be cumulative, and, unless otherwise expressed herein to the contrary, no one of them shall be deemed to be exclusive of any of the other rights, or remedies as are now permitted, or may be hereafter allowed either by law or in equity.

SECTION 21.08: SUCCESSORS AND ASSIGNS. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors, and assigns.

SECTION 21.09: INVALIDITY OF ANY PROVISIONS. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall continue to be valid and be enforced to the fullest extent permitted by law.

SECTION 21.10: JOINDER OF TEWEL CORPORATION. Landlord and Tewel have jointly operated the Premises prior to the Effective Date of this Lease. While Landlord is the owner of the Real Property and the Buildings, certain of the improvements and Equipment are owned by Tewel. Tewel hereby consents to the transactions contemplated herein, and does hereby lease all of its right, title and interest in and to the Premises to Tenant, subject to the terms of this Lease. By execution hereof Tewel agrees to be bound by the provisions of this Lease, hereby makes each and every covenant, representation and agreement made herein by Landlord to the extent of its ownership interest in and to the Premises and hereby assumes and agrees to perform each and every obligation imposed upon the Landlord hereunder, to the extent of its ownership of the Premises. Tewel joins in this Lease for the further purpose of joining in and agreeing to the Option herein granted to Tenant to purchase the Property.

SECTION 21.11: CHOICE OF LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO (OTHER THAN THE CHOICE OF LAW PRINCIPLES THEREOF).

SECTION 21.12:  MISCELLANEOUS.

     (i) Whenever the words "Landlord" and "Tenant" appear herein, each shall be applicable to one or more persons, as the case may be, the singular shall include the plural, and the neuter to include the masculine and feminine, and if there shall be more than one, the obligations hereunder shall be joint and several.

     (ii) Wherever in this Lease reference is made to the "term hereof", the same shall be deemed to read "as extended" so as to include the period of extensions if Tenant shall exercise its option(s) to extend.

     (iii) The parties hereto agree that the law of the state in which the Premises are located will apply to any interpretation of any of the covenants and provisions of this Lease. The identity of the draftsperson of this Lease, be it Landlord or Tenant, shall not affect the interpretation of this Lease.

     (iv) The headings used for the various Articles herein contained are for convenient references only, and are not intended to define, construe or in any manner limit the contents of such Articles.

     IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be signed by their respective duly authorized officers, and their corporate seals to be affixed hereto, the day, month and year first above stated.

                                    LANDLORD:


                                    QUADLAND CORPORATION, an
                                    Ohio corporation


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    TEWEL CORPORATION, a Delaware
                                    corporation


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


                                    ____________________________________________
                                                 EDWARD J. YASECHKO


                                    ____________________________________________
                                                 EDWARD T. YASECHKO

                                    TENANT:


                                    PETRO STOPPING CENTERS, L.P., a
                                    Delaware limited partnership


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

Situated in the Township of Bloom, County of Wood and State of Ohio: And more particularly-described as follows:

And being a part of the west 1/2 of the northwest 1/4 and part of the west 1/2 of the southwest 1/4 of Section 31, Town 3 north, Range 11 east a tract of land bounded and described as follows:

     Beginning at the point of intersection of the centerline of State Highway Route No. 18 with the west line of said Section 31, said point lying 1771.72 feet north of the southwest corner of said Section 31; thence from the above described point of beginning and along the west line of said Section 31, north no degrees 25 minutes 29 seconds east, a distance of 2094.62 feet to the intersection of said Section line with the south right of way line of the Baltimore and Ohio Railroad and lying 50 feet south of the centerline of the main tracks thereof, thence with the south right of way line of said Railroad, south 81 degrees 37 minutes 19 seconds east, a distance of 1143.46 feet to an iron stake in the west right of way line of the Toledo and Ohio Central Railroad and passing an iron stake set at 149.26 feet in the east limited Access right of way of Interstate Highway No. 75; thence with the west right of way of the Toledo and Ohio Central Railroad, south 01 degree 29 minutes 19 seconds east, a distance of 16.50 feet to an iron stake; thence north 81 degrees 37 minutes 19 seconds west, a distance of 66.00 feet to an iron stake; thence south 01 degree 29 minutes 19 seconds east, a distance of 165.00 feet to an iron stake; thence south 81 degrees 37 minutes 19 seconds east, a distance of 66.00 feet to an iron stake in the west right of way of the Toledo and Ohio Central Railroad; thence with said right of way line, south 01 degree 29 minutes 19 seconds east, a distance of 861.00 feet to the P.C. of a curve; thence continuing with said right of way and along a curve to the right with a central angle of 2 degrees 03 minutes 19 seconds and a radius of 11,290.51 feet, a distance of 405.00 feet to the P.T. of said curve, the chord of said curve bearing south no degrees 27 minutes 39 seconds east, a distance of 404.98 feet; thence continuing with said right of way line, south no degrees 34 minutes west, a distance of 478.25 feet to the centerline of State Highway Route No. 18 and passing an iron stake set
30.11 feet therefrom; thence, with the centerline of said Highway, south 85 degrees 19 minutes 56 seconds west, a distance of 156.21 feet to the P.C. of a curve; thence with said centerline being a curve to the right with a central angle of 06 degrees 41 minutes 45 seconds and a radius of 3819.72 feet, a distance of 446.39 feet, the chord of said curve bearing south 88 degrees 40 minutes 48 seconds west, a distance of 446.12 feet; thence continuing with said centerline, north 87 degrees 38 minutes 19 seconds west, a distance of 554.55 feet to the point of beginning.

LESS AND EXCEPT THE FOLLOWING PARCEL:

     (Continued on next page)

                                  EXHIBIT "A"

                                 (PAGE 1 OF 2)

LESS AND EXCEPT THE FOLLOWING DESCRIBED PARCEL:

     A parcel of land being a part of the Southwest quarter of Section 31, Township 3 North, Range 11 East, Bloom Township, Wood County, Ohio, and being more particuarly described as follows:

     Commencing at the point of intersection of the centerline of State Route 18 with the West line of Section 31, said point being 1771.72 feet North of the Southwest corner of Section 31;

     thence South 87 degrees 58 minutes 19 seconds East, on the centerline of State Route 18, a distance of 571.05 feet to a point;

     thence Easterly, continuing on the centerline of State Route 18, along a curve to the left, said curve having a radius of 3819.72 feet, a central angle of 05 degrees 06 minutes 06 seconds, an arc length of 362.33 feet, a chord bearing of North 89 degrees 19 minutes 28 seconds East and a chord length of
362.20 feet to a point, said point being the TRUE POINT OF BEGINNING of the parcel herein described;

     thence North 00 degrees 38 minutes 08 seconds East, a distance of 59.42 feet to an iron pin on the Northerly right of way line of State Route 18; thence continuing North 00 degrees 38 minutes 08 seconds East, a distance of 404.88 feet to an iron pin;

     thence North 00 degrees 34 minutes 08 seconds West, a distance of 35.12 feet to an iron pin;

     thence South 87 degrees 26 minutes 53 seconds East, a distance of 239.62 feet to an iron pin on the westerly right of way line of the Toledo & Ohio Central Railroad;

     thence South 00 degrees 34 minutes 00 seconds West, on a line being 50.00 feet Westerly of, as measured perpendicular to and parallel with the centerline of the Westerly right of way line of the Toledo & Ohio Central Railroad, a distance of 440.00 feet to an iron pin on the Northerly right of way line of State Route 18; thence continuing South 00 degrees 34 minutes 00 seconds West on the Westerly right of way line of the Toledo & Ohio Central Railroad, a distance of 30.11 feet to a point on the centerline of State Route 18;

     thence South 85 degrees 19 minutes 56 seconds West, on the centerline of State Route 18, a distance of 156.21 feet to a point, said point being station 25+00.93 of the centerline stationing of State Route 18, as established by the Ohio Department of Transportation;

     thence Southwesterly, continuing on the centerline of State Route 18 and on a curve to the right, said curve having a radius of 3819.72 feet, a central angle of 01 degree 15 minutes 39 seconds, an arc length of 84.06 feet, a chord bearing of South 85 degrees 57 minutes 46 seconds West, and a chord length of
84.05 feet; to the TRUE POINT OF BEGINNING of the parcel herein described, containing 2.662 acres of land, more or less, as surveyed by Robert B. Ernsberger, Registered Land Surveyor #5520, on October 18, 1988.

                    MEMORANDUM OF LEASES AND PURCHASE OPTION
                    ----------------------------------------


     This is a Memorandum of Leases and Purchase Option by and between QUADLAND CORPORATION, an Ohio corporation ("Quadland"), whose mailing address is 7041 Truck World Boulevard, Hubbard, Ohio 44425, TEWEL CORPORATION, a Delaware corporation ("Tewel"), whose mailing address is 7041 Truck World Boulevard, Hubbard, Ohio 44425, and PETRO STOPPING CENTERS, L.P., a Delaware corporation ("Lessee"), whose mailing address is 6080 Surety Drive, El Paso, Texas 79905. Quadland and Tewel hereby grant, demise and lease the premises and equipment described below to Lessee upon the following terms:


Property Lease:
--------------

Date of Lease:                      August 4, 1997

Description of Leased Premises:     See attached Exhibit "A"

Date of commencement:               August 5, 1997

Term:                               Four (4) years

Renewal Options:                    Four (4) options to renew for a period of
        five (5) years each

Purchase Option:                    The Lease grants to Tenant the right to
                                    purchase the Premises at any time during the term of the Lease.

Equipment Lease:
---------------

Date of Lease:                      August 4, 1997

Description of Leased Equipment:    See attached Exhibit "B"

Date of commencement:               August 5, 1997

Term:                               Four (4) years

Renewal Options:                    Four (4) options to renew for a period of
                                    five (5) years each

Purchase Option:                    The Lease grants to Tenant the right to
                                    purchase the Equipment at any time during the term of the Lease.

     The purpose of this Memorandum of Leases and Purchase Option is to give record notice of the Leases and of the rights created thereby, all of which are hereby confirmed.

                                  EXHIBIT "B"

     IN WITNESS WHEREOF the parties have executed this Memorandum of Leases and Purchase Options as of the dates set forth in their respective acknowledgements.

                              QUADLAND:

                              QUADLAND CORPORATION, an Ohio corporation


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________


                              TEWEL:

                              TEWEL CORPORATION, a Delaware corporation


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________


                              LESSEE:

                              PETRO STOPPING CENTERS, L.P., a Delaware limited partnership


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

STATE OF ___________     )
                         )
COUNTY OF ___________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of QUADLAND CORPORATION, an Ohio corporation, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer and the free and official act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the official seal of said corporation.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              _________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

_____________________


STATE OF ___________     )
                         )
COUNTY OF ___________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of TEWEL CORPORATION, a Delaware corporation, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer and the free and official act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the official seal of said corporation.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              ________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

____________________

STATE OF ___________     )
                         )
COUNTY OF ___________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, the partnership which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said partnership as such officer; that the same is his free act and deed as such officer and the free and official act and deed of said partnership; that he was duly authorized thereunto by said partnership.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              ________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

_____________________

                      LENDER ESTOPPEL AND NON-DISTURBANCE
                                   AGREEMENT


     THIS LENDER ESTOPPEL AND NON-DISTURBANCE AGREEMENT (the "Agreement") is made and entered into as of the ____ day of ______________, 1997 (the "Effective Date"), by and between NATIONAL CITY BANK, NORTHEAST, a national banking association, whose address is One Cascade Plaza, Akron, Ohio 44308 ("Lender" or "Mortgagee"), QUADLAND CORPORATION, an Ohio corporation ("Quadland") and TEWEL CORPORATION, a Delaware corporation ("Tewel"), whose addresses are 7041 Truck World Boulevard, Hubbard, Ohio 44425 (Quadland and Tewel being collectively referred to as "Mortgagor") and PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, whose address is 6080 Surety Drive, El Paso, Texas 79905, ("Tenant").


                             W I T N E S S E T H:


     WHEREAS, Mortgagor is indebted to Lender in accordance with the terms of that certain Promissory Note (the "Note") dated July 22, 1997, in the original principal amount of $3,500,000.00 (the "Loan"). The Loan is secured by (i) an Open-End Mortgage (hereinafter called the "Mortgage") of even date with the Note, of record in Volume _____, Page _____ Wood County, Ohio covering the real property located in Bloom Township, Wood County, Ohio described on Exhibit "A" attached hereto and made a part hereof (the "Real Property"), which Real Property is owned by Quadland; (ii) an Absolute Assignment of Rents and Leases (the "Assignment") covering the Real Property and all leases with respect thereto, dated the same date as the Note and being of record in Volume ______, Page _____, Real Property Records, Bloom Township, Wood County, Texas; and (iii) a first lien security interest in and to the personal property described on Exhibit "B" attached hereto and made a part hereof owned by Mortgagor (the "Personal Property", and together with the Real Property, collectively the "Mortgaged Property"), as evidenced by a Security Agreement of even date with the Note and UCC-1 Financing Statements (collectively, the "Security Instruments", and together with the Mortgage and Assignment, collectively, the "Bank Liens") of record in the Secretary of State's Office of Ohio and the County Clerk's Records of Wood County, Ohio; and

     WHEREAS, Tenant and Mortgagor contemplate the execution of that certain Agreement dated _________________, 1997 (the "Asset Agreement"), pursuant to which Mortgagor and Tenant expect to enter into certain agreements relating to the Mortgaged Property, including without limitation a Real Property Lease, substantially in the form of Exhibit "C" attached hereto and made a part hereof and an Equipment Lease, substantially in the form of Exhibit "D" attached hereto and made a part hereof (the Asset Agreement, Real Property Lease, Equipment Lease, together with the other documents contemplated to be executed pursuant to the terms of the Asset Agreement being collectively referred to as the "Transaction Documents"); and

     WHEREAS, the Transaction Documents provide for among other things, that Tenant lease the Mortgaged Property from Mortgagor and that Tenant be granted the exclusive option to purchase the Mortgaged Property on the terms and conditions as set forth in the Real Property Lease (the "Purchase Option"); and

                                  EXHIBIT "C"

     WHEREAS, it is a condition of closing under the Asset Agreement that Tenant be provided with certain assurances from Lender with respect to its rights under the Transaction Documents and the Purchase Option; and

     WHEREAS, Mortgagor has requested and Lender has agreed, after determining that the transactions contemplated by the Transaction Documents are in the best interest of both Mortgagor and Lender, to execute this Agreement in order to provide the required assurances to Tenant and in anticipation of the closing under the Asset Agreement.

     NOW THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, including without limitation the premises and agreements set forth herein, Mortgagor, Mortgagee and Tenant represent, warrant and agree as follows:

     1. Attached hereto as Exhibit "E-1" through "E-___" are true and correct copies of each of the agreements, instruments, security agreements and other documents (collectively the "Loan Documents") executed by and between Lender and Mortgagor, any shareholders of Mortgagor, any guarantors of the Loan, and any other parties with respect to the Loan. There are no Loan Documents with respect to the Loan other than those referenced in Exhibit "E-1" through "E- ____" and there have been no amendments or modifications to the terms and provisions of the Loan Documents. So long as the Transaction Documents are in effect, Mortgagor and Lender will not amend, modify, renew or extend the terms of the Loan or the Loan Documents without the prior written consent of Tenant. As of the Effective Date the unpaid principal balance owing on the Loan is $___________________, with interest having been paid to ___________________,
1997. The next installment of principal in the-------------------amount of $___________________ and the next installment of accrued interest in the amount of $______________________ is due and owing on ____________________, 1997.

     All amounts available for advance under the Loan have been disbursed as of the Effective Date, and there is no commitment between Lender and Mortgagor to readvance any amounts under the Loan or advance any additional funds to be secured by the Mortgaged Property. Lender and Mortgagor represent to Tenant that as of the Effective Date neither Mortgagor or any of its shareholders are obligated to Lender under the terms of any other loans or commitments and the sole indebtedness owing by Mortgagor and its shareholders to Lender are the amounts outstanding under the Note. Notwithstanding the provisions of the Mortgage, which purport to secure other indebtedness between Lender and Mortgagor, Lender and Mortgagor hereby agree and represent that no such other amounts are due and owing, are contemplated, or will be advanced and secured by the Real Property, other than such advances that Lender determines are required to be advanced to pay taxes, assessments and insurance premiums in order to protect and preserve the Real Property. Lender and Mortgagor agree that as the amount outstanding under the Loan is reduced by the scheduled repayment thereof, no additional advances will be made under the Note, Loan Documents, the Bank Liens or otherwise, other than for the purposes provided in this paragraph 1.

     2. Lender and Mortgagor each hereby warrant and represent that as of the date hereof no event of default has occurred under the Loan Documents and no condition exists which with the giving of notice, lapse of time or both or otherwise would constitute such an event of default.

     3. Lender acknowledges that pursuant to the terms of the Purchase Option, Mortgagor has agreed to sell the Mortgaged Property to Tenant for the amount of FIVE MILLION SIX HUNDRED AND NO/100 DOLLARS ($5,600,000.00) (the "Option Price"). Lender also acknowledges that the Option Price is subject to adjustment in accordance with the terms of the Transaction Documents and that the Transaction Documents preclude further encumbrances of the Mortgaged Property. By execution hereof Mortgagor and Lender hereby modify and amend the terms of the Loan Documents so as to delete the provisions therein providing that the Mortgaged Property secure "future indebtedness" owing from Mortgagor to Lender. It is agreed by the parties hereto that at no time shall the amount secured by the Mortgaged Property exceed the principal amount outstanding under the Note, plus interest accrued thereon, and the advances contemplated in paragraph 1, if any, made by Lender to protect and preserve the Real Property, and in any event the aggregate of such amounts secured by the Mortgaged Property shall always be less than $5,600,000.00.

     4. Lender hereby consents to the execution of the Real Property Lease and the Equipment Lease, and to the granting of the Purchase Option with regards to the Mortgaged Property as required under the Loan Documents, consents to the disposition of the Mortgaged Property to Tenant, and to the liens, charges, claims, rights and encumbrances created in favor of Tenant as a result thereof, and warrants and represents that the execution and performance of the terms thereof by Mortgagor shall not constitute an event of default or create a condition which with the giving of notice or lapse of time, or both or otherwise would constitute such an event of default under the Loan Documents and such Transaction Documents are fully effective as between Lender, Mortgagor and Tenant in accordance with their terms.

     Lender further acknowledges that the terms of the Real Property Lease and the Equipment Lease are satisfactory to Lender, and Lender hereby waives any provision in the Loan Documents which would entitle or require the amendment or modification of the terms of such Real Property or Equipment Lease at the request or instance of Lender. In addition, Lender further agrees that Mortgagor and Tenant may, during the term of the Real Property Lease and Equipment Lease, modify the rents payable under the Real Property Lease and/or the Equipment Lease as a result of the application of any provision for the offset of rents by Tenant thereunder, and may execute such modifications and amendments to the Real Property Lease and Equipment Lease as Mortgagor and Tenant may agree upon, without the requirement of notice to or the consent or joinder of Lender.

     5. Lender hereby covenants and agrees that notwithstanding anything in the Loan Documents to the contrary or the fact that the Transaction Documents are junior to the Loan Documents, so long as the Real Property Lease and/or the Equipment Lease shall be in full force and effect and not terminated and Tenant shall not have failed to cure a default thereunder for such period of time after notice as would entitle Mortgagor, as the landlord thereunder, to terminate the
Lease:

     (a) To the extent of any inconsistency between the terms of the Transaction Documents and the Loan Documents, including without limitation the use of insurance proceeds, application of any condemnation award, the right of Tenant to make alterations or improvements to the Real Property, the right of Tenant to remove the Personal Property from the Real Property, dispose of the Personal

     Property in accordance with the terms of the Equipment Lease or replace the Personal Property, the right of Tenant to grant a leasehold mortgage on its interest under the Real Property Lease or a security interest in its rights under the Equipment Lease and with respect to the Mortgaged Property, or the right of Tenant to further transfer and assign rights under the Real Property Lease and/or the Equipment Lease, the terms of the Transaction Documents will control.

     (b) Lender shall not name or join Tenant as a party-defendant or otherwise in any suit, action or proceeding to enforce any rights given to Lender or any other holder of the rights under the Loan Documents, nor will the Real Property Lease and/or the Equipment Lease, the terms thereof or the rights granted to Tenant thereunder, including the Purchase Option, be terminated as the result of any such suit, action or proceeding.

     (c) The Loan Documents do not cover and shall not be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs, equipment, fixtures, or other personal property furnished or installed by Tenant on the Real Property or furnished in substitution or replacement of any of the Personal Property. As to any of the Personal Property leased to Tenant under the terms of the Equipment Lease which, pursuant to the terms thereof Tenant may desire to replace, Tenant's sole obligation with regards thereto shall be to tendered such Personal Property in its then current "as is" condition to Mortgagor.

     (d) Lender hereby recognizes and agrees to be bound by, and the Loan Documents are hereby made subject to the Purchase Option. In the event it should become necessary to foreclose the Bank Liens, either judicially or non-judicially, to accept a deed or other conveyance of the Mortgaged Property in lieu thereof, or otherwise to enforce collection of the Loan, to enforce rights and remedies under the Loan Documents, or to realize on the Bank Liens securing the Loan, Lender hereby covenants and agrees that Tenant may continue in possession of the Mortgaged Property in accordance with the terms and provisions of the Real Property Lease and the Equipment Lease, and that the terms and provisions of the Purchase Option shall remain in full force and effect thereafter and shall not be extinguished as a result of any foreclosure sale of the Mortgaged Property, either judicial or non-judicial, or as a result of any deed in lieu or other conveyance thereof, or as a result of any other collection action pursued by Lender.

     6. Lender hereby agrees, on behalf of itself and its successors and assigns, that upon acquisition of title to the Mortgaged Property by Lender, or any future holder of the Bank Liens, any purchaser at a foreclosure sale, or any other party, or the successor in title of any of them (the "New Owner"), the Transaction Documents shall continue in full force and effect, without the necessity for executing any new leases or agreements, as a direct obligations between Tenant and the New Owner upon all of the such terms, covenants and provisions contained in the Real Property Lease, Equipment Lease, Purchase Option and other Transaction Documents, and in such event the New Owner shall assume and perform each and every obligation thereunder from and after the date such New Owner succeeds to the interest of the Mortgagor or Lender, and Tenant shall have the same rights and remedies against the New Owner for the breach of any covenant contained in the Transaction Documents that Tenant would have had against Mortgagor.

     7. Tenant, by its execution hereof or the execution and delivery of the Transaction Documents, is not assuming any liability or obligation under the Loan Documents with respect to the Loan.

     8. Lender hereby covenants and agrees that so long as the Transaction Documents are in effect, Lender will mail to Tenant at the address provided herein, or at such other place as may be hereafter from time to time designated in writing, (i) written notice of any default by Mortgagor under the terms of the Loan Documents or of any event which would be an event of default by Mortgagor under the terms of the Loan Documents with the giving of notice or the lapse of time or both or otherwise and (ii) a copy of all notices which Lender may from time to time serve upon Mortgagor pursuant to the terms and provisions of the Loan Documents; and provide Tenant, at its sole election, the opportunity to cure any such breach or default within not less than thirty (30) days after receipt of such notice. To the extent Tenant elects to cure any default by Mortgagor under the terms of the Loan Documents, Mortgagor, Lender and Tenant agree that the amounts expended in that regard shall occasion a dollar for dollar reduction against either rents to come due under the Real Property and/or Equipment Lease or in the Option Price.

     9. In the event Lender shall elect to proceed with foreclosure of the Mortgaged Property, to accept a deed lieu thereof, or otherwise seek to collect the Loan and pursue its rights and remedies under the Loan Documents and Bank Liens, Lender shall give Tenant at least thirty (30) days prior written of any such action and allow Tenant, at its option, sufficient time to close the acquisition of the Mortgaged Property in accordance with the terms of the Purchase Option. Alternatively, and in addition thereto, Lender hereby covenants and agrees, on behalf of itself and its successors and assigns, that should Tenant elect not exercise the Purchase Option and acquire the Mortgaged Property prior to any foreclosure sale, following any foreclosure sale or any other acquisition of the Mortgaged Property by Lender or a New Owner, that the Lender or New Owner will recognize the terms of the Real Property Lease and Equipment Lease as provided herein and will, upon the exercise of the Purchase Option by Tenant, sell the Mortgaged Property to Tenant in accordance with the terms of the Option Agreement, for the Option Price, as adjusted as provided herein and under the terms of the Transaction Documents, free and clear of all liens, encumbrances, and restrictions, other than easements and rights-of-way of record and/or apparent on the Real Property, as reflected on the Title Commitment attached hereto as Exhibit "F".

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (other than the choice of law principles thereof).

     11. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     12. This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

     13. Any notices required hereunder shall be given by personal delivery or by certified mail, return receipt requested, to the addresses provided below, and shall be deemed effective two (2) days after the deposit in the United States Mail, if sent by certified mail, or upon actual receipt if by personal delivery. Notices shall be sent as follows, to wit:

If to Lender:

               National City Bank, Northeast
               Attn:  _________________________________
               One Cascade Plaza
               Akron, Ohio  44308
               Telephone Number:  (___) _____________
               Fax Number:  (___) _____________

If to Mortgagor:

               Quadland Corporation and
               Tewel Corporation
               Attn:  _________________________________
               7041 Truck World Boulevard
               Hubbard, Ohio  4425
               Telephone Number: (___) ______________
               Fax Number:  (___)  ____________

If to Tenant:

               Petro Stopping Centers, L.P.
               Attn: Legal Department
               6080 Surety Drive
               El Paso, Texas  79905
               Telephone Number:  (915) 779-4711
               Fax Number:  (915)  774-7366


     14. Each of Mortgagor, Mortgagee and Tenant agree to execute a memorandum of this Agreement for recording in the Real Property Records of Wood County, Ohio.

     15. This Agreement and the covenants herein contained are intended to run with the Real Property.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the day and year first above written.


                              LENDER:

ATTEST:                       NATIONAL CITY BANK, NORTHEAST,
                              a national banking association


By::_____________________     By:___________________________________
Name:____________________     Name:_________________________________
Title:___________________     Title:________________________________

                              TENANT:

                              PETRO STOPPING CENTERS, L.P., a
                              Delaware limited partnership


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________



                              MORTGAGOR:

ATTEST:                       QUADLAND CORPORATION, an Ohio corporation


By::_____________________     By:______________________________________
Name:____________________     Name:____________________________________
Title:___________________     Title:___________________________________



ATTEST:                       TEWEL CORPORATION, a Delaware corporation


By::_____________________     By:______________________________________
Name:____________________     Name:____________________________________
Title:___________________     Title:___________________________________

STATE OF ___________     )
                         )
COUNTY OF ___________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of NATIONAL CITY BANK, NORTHEAST a national banking association, the association which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said association as such officer; that the same is his free act and deed as such officer and the free and official act and deed of said association; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the official seal of said association.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              _________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

_____________________



STATE OF _________     )
                       )
COUNTY OF _________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of PETRO STOPPING CENTERS, L.P., a Delaware limited partnership, the partnership which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said partnership as such officer; that the same is his free act and deed as such officer and the free and official act and deed of said partnership; that he was duly authorized thereunto by said partnership.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              _________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

____________________

STATE OF ___________     )
                         )
COUNTY OF ___________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of QUADLAND CORPORATION, an Ohio corporation, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer and the free and corporate act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the official seal of said corporation.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              ________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

____________________

STATE OF ___________     )
                         )
COUNTY OF ___________    )

     Before me, a notary public in and for said county, personally appeared _________________________, known to me to be the person who, as
___________________________ of TEWEL CORPORATION, a Delaware corporation, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as such officer; that the same is his free act and deed as such officer and the free and corporate act and deed of said corporation; that he was duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the official seal of said corporation.

     In testimony whereof, I have hereunto subscribed my name, and affixed my official seal, this _______ day of ________________, 1997.



                              ________________________________
                              NOTARY PUBLIC IN AND FOR THE
                              STATE OF _________________

My commission expires:

____________________



AFTER RECORDING, MAIL TO:

PETRO STOPPING CENTERS, L.P.
6080 SURETY DRIVE
EL PASO, TEXAS  79905

        PERMITTED LIENS, ENCUMBRANCES AND RESTRICTIONS ON THE PREMISES



Quadland Corporation and Tewel Corporation (collectively, "Mortgagor") are indebted to National City Bank, Northeast, a national banking association, in accordance with the terms of that certain Promissory Note (the "Note") dated July 22, 1997, in the original principal amount of $3,500,000.00 (the "Loan"). The Loan is secured by (i) an Open-End Mortgage (hereinafter called the "Mortgage") of even date with the Note, of record in Volume _____, Page _____ Wood County, Ohio covering the real property located in Bloom Township, Wood County, Ohio described on Exhibit "B" of this Lease (the "Real Property"), which Real Property is owned by Quadland; (ii) an Absolute Assignment of Rents and Leases (the "Assignment") covering the Real Property and all leases with respect thereto, dated the same date as the Note and being of record in Volume _______, Page _____, Real Property Records, Bloom Township, Wood County, Texas; and (iii) a first lien security interest in and to the personal property described on Exhibit "A" of this Lease owned by Mortgagor (the "Personal Property", and together with the Real Property, collectively the "Mortgaged Property"), as evidenced by a Security Agreement of even date with the Note and UCC-1 Financing Statements (collectively, the "Security Instruments", and together with the Mortgage and Assignment, collectively, the "Bank Liens") of record in the Secretary of State's Office of Ohio and the County Clerk's Records of Wood County, Ohio.

                                  EXHIBIT "D"

                              TENANT IMPROVEMENTS

RESTAURANT
----------

Re-image and Rehab to include items such as:
     Install new carpet
     Upgrade salad bar and buffet
     Replace computer system
     Modify decor and signs

DIESEL FUEL OPERATIONS
----------------------

Upgrade truck scale
Add remote read at fuel desk with cardreaders at the fuel dispensers Re-image diesel fuel canopy and dispensers
Upgrade exterior lighting
Add approximately 43,000 square yards of asphalt for truck parking area

CONVENIENCE STORE
-----------------

New dispensers
Re-image canopy
Paint interior and exterior
Modify C-store interior

TRAVEL STORE
------------

Modify signage
Remodel store

LUBE FACILITY
-------------

Add bays, two with pits
Install underground tanks for oil and waste storage
Remodel and re-image

                                  EXHIBIT "E"

            List of Registered Underground Storage and Other Tanks



LIST OF UNDERGROUND STORAGE TANKS

1)  20,000 GAL.    REG. #533202
2)  20,000 GAL.    REG. #533183
3)  20,000 GAL.    REG. #533178
4)  20,000 GAL.    REG. #533177
5)  12,000 GAL.    REG. #522984
6)  12,000 GAL.    REG. #533034
7)   4,000 GAL.    REG. #533234


                                  EXHIBIT "F"

                            PERMITTED ENCUMBRANCES
                            ----------------------


1.   Taxes for the years 1997 and thereafter.

2. The right of the public and others in and to that portion of property within the right-of-way of State Highway 18.

3. Easement to Anna M. Biehler Estate for ingress and egress across a right-of-way owned by Central Ohio Light and Power Company of record March 20, 1940 in volume 251, page 429, Wood County Records.

4. Reservation of ownership and rights to use a tile drain as shown in Deeds filed of record in volume 282, pages 570, 573 and 575, Wood County records.

5. Utility easement to Ohio Power Company filed of record in volume 364, page 315, Wood County records; and partial release for highway purposes for the State of Ohio filed of record in volume 406, page 369 of Wood County Records and a release of partial premises filed of record in volume 501, page 737, Wood County records.

6. Utility easement to Ohio Power Company of record in volume 366, page 175, Wood County Records, and a partial release for highway purposes to the State of Ohio of record in volume 404, page 537, Wood County records.

7. Utility easement to Ohio Power Company of record in volume 367, page 449, Wood County records.

8. Release of premises for highway purposes to the State of Ohio of record in volume 380, page 324, Wood County records.

9. Deed of easement to Ohio Power Company of record in volume 392, page 89, Wood County records.

10. Deed of easement to Ohio Power Company of record in volume 632, page 721, Wood County records.

11. Deed of easement to Ohio Power Company of record in volume 634, page 28, Wood County records.

12. Easement agreement between Quadland Corporation and McDonald's Corporation of record in volume 634, page 496, Wood County records.

13. Easement agreement between McDonald's Corporation and Quadland Corporation of record in volume 634, page 507, Wood County records.

14. Deed of easement to Ohio Power Company of record in volume 644, page 552, Wood County records.

                                  EXHIBIT "G"

15. Usage restrictions in Deeds of record in volume 492, page 8, and volume 392, page 11, Wood County records.

16. Easement for highway purposes to the State of Ohio of record in volume 235, page 509, Wood County records.

17. Easements for highway purposes to the State of Ohio of record in volume 361, page 655, Wood County records.

18. Conveyance to the Baltimore and Ohio, and Chicago Railroad of record in volume 52, page 582, Wood County records.

19. Conveyance of the Toledo, Columbus and Southern Railway Company of record in volume 83, page 88, Wood County records.